SGB INTERNATIONAL HOLDINGS INC.
No. 25 Jia He Road, Xinjing Centre, Unit C2606
Siming District, Xiamen City, Fujian Province
PRC China 361000

May 14, 2013

NEWS RELEASE

XIAMEN CITY, CHINA – SGB International Holdings Inc. (the “Company”) announces the resignation of Thomas Tze Khern Yeo as Chief Financial Officer and Corporate Secretary of the Company. The Company thanks Mr. Yeo for his contribution to the Company and wishes him success in his future endeavors.

The Company also announces the appointment of Peifeng Huang as our Chief Financial Officer and Corporate Secretary.

Mr. Huang has served as a production manager of Tong Duan Ping Coal Mine in Fujian Province from 1997 to 2005 and has served as coal mine production manager of Fujian Huilong since 2006. Mr. Huang graduated from Fujian Coal University with a degree in coal mining.

On behalf of the Board of Directors

SGB INTERNATIONAL HOLDINGS INC.

Longwen Lin
Chief Executive Officer and Director

Contact:
SGB International Holdings Inc.
Longwen Lin
Chief Executive Officer and Director
Telephone number: +86-13611930299
Fax number: +86-05972265123